VACANT LAND PURCHASE AND SALE AGREEMENT
SPECIFIC TERMS

1. Date: June 15, 2020 MLS No.: ______ Offer Expiration Date: ______
2. Buyer: Harbor Custom Development, Inc. (Buyer) ______ (Buyer) A corporation (Status)
3. Seller: Broadmoor Commons, LLC (Seller) ______ (Seller)
4. Property: Legal Description attached as Exhibit A. Tax Parcel No(s).: 022401-1-102-2000 ______, ______
   End of East Broad Street (Address) Bremerton (City) Kitsap (County) WA (State) ______ (Zip)
5. Purchase Price: $ 2,040,000.00 ($60,000 Per unit/34 units) Dollars
6. Earnest Money: $ 25,000.00 ☐ Check; ☑ Note; ☐ Other ______ (held by ☐ Selling Firm; ☑ Closing Agent)
7. Default: (check only one) ☑ Forfeiture of Earnest Money; ☐ Seller's Election of Remedies
8. Title Insurance Company: Attorney's Title
9. Closing Agent: Attorney's Title (Company) Julie Marmon (Individual (optional))
10. Closing Date: ______; Possession Date: ☐ on Closing; ☑ Other See Exhibit 1 attached
11. Services of Closing Agent for Payment of Utilities: ☐ Requested (attach NWMLS Form 22K); ☑ Waived
12. Charges/Assessments Levied Before but Due After Closing: ☐ assumed by Buyer; ☑ prepaid in full by Seller at Closing
13. Seller Citizenship (FIRPTA): Seller ☐ is; ☐ is not a foreign person for purposes of U.S. income taxation
14. Subdivision: The Property: ☑ must be subdivided before 12/31/2021 ; ☐ is not required to be subdivided
15. Feasibility Contingency Expiration Date: ☑ 90 days after mutual acceptance; ☐ Other ______
16. Agency Disclosure: Selling Broker represents: ☑ Buyer; ☐ Seller; ☐ both parties; ☐ neither party
    Listing Broker represents: ☐ Seller; ☐ both parties
17. Addenda: ______

Exhibits 1 & 2

Buyer			Seller		
Harbor Custom Development, Inc. [signature] 6/15/20			[signature] 6-25-2020		
Buyer's Signature		Date	Seller's Signature		Date
Anita Fruitz, VP					
Buyer's Signature		Date	Seller's Signature		Date
11505 Burnham Dr, Ste 301					
Buyer's Address			Seller's Address		
Gig Harbor, WA 98332					
City, State, Zip			City, State, Zip		
(253) 866-6089		(800) 543-8292			
Phone No.		Fax No.	Phone No.		Fax No.
sgriffin@harborcustomdev.com					
Buyer's E-mail Address			Seller's E-mail Address		
John L. Scott, Inc - Kent North		3647			
Selling Firm		MLS Office No.	Listing Firm		MLS Office No.
Jim Selden		62789			
Selling Broker (Print)		MLS LAG No.	Listing Broker (Print)		MLS LAG No.
(253) 852-9200	(253) 279-1759	(253) 539-2218			
Firm Phone No.	Broker Phone No.	Firm Fax No.	Firm Phone No.	Broker Phone No.	Firm Fax No.
kentnorth@johnlscott.com					
Selling Firm Document E-mail Address			Listing Firm Document E-mail Address		
jimse@johnlscott.com					
Selling Broker's E-mail Address			Listing Broker's E-mail Address		
34685		24581			
Selling Broker DOL License No.		Selling Firm DOL License No.	Listing Broker DOL License No.		Listing Firm DOL License No.

VACANT LAND PURCHASE AND SALE AGREEMENT
GENERAL TERMS
Continued

a. **Purchase Price.** Buyer shall pay to Seller the Purchase Price, including the Earnest Money, in cash at Closing, unless otherwise specified in this Agreement. Buyer represents that Buyer has sufficient funds to close this sale in accordance with this Agreement and is not relying on any contingent source of funds, including funds from loans, the sale of other property, gifts, retirement, or future earnings, except to the extent otherwise specified in this Agreement. The parties shall use caution when wiring funds to avoid potential wire fraud. Before wiring funds, the party wiring funds shall take steps to confirm any wire instructions via an independently verified phone number and other appropriate measures.

b. **Earnest Money.** Buyer shall deliver the Earnest Money within 2 days after mutual acceptance to Selling Broker or to Closing Agent. If Buyer delivers the Earnest Money to Selling Broker, Selling Broker will deposit any check to be held by Selling Firm, or deliver any Earnest Money to be held by Closing Agent, within 3 days of receipt or mutual acceptance, whichever occurs later. If the Earnest Money is held by Selling Firm and is over $10,000.00 it shall be deposited into an interest bearing trust account in Selling Firm's name provided that Buyer completes an IRS Form W-9. Interest, if any, after deduction of bank charges and fees, will be paid to Buyer. Buyer shall reimburse Selling Firm for bank charges and fees in excess of the interest earned, if any. If the Earnest Money held by Selling Firm is over $10,000.00 Buyer has the option to require Selling Firm to deposit the Earnest Money into the Housing Trust Fund Account, with the interest paid to the State Treasurer, if both Seller and Buyer so agree in writing. If the Buyer does not complete an IRS Form W-9 before Selling Firm must deposit the Earnest Money or the Earnest Money is $10,000.00 or less, the Earnest Money shall be deposited into the Housing Trust Fund Account. Selling Firm may transfer the Earnest Money to Closing Agent at Closing. If all or part of the Earnest Money is to be refunded to Buyer and any such costs remain unpaid, the Selling Firm or Closing Agent may deduct and pay them therefrom. The parties instruct Closing Agent to provide written verification of receipt of the Earnest Money and notice of dishonor of any check to the parties and Brokers at the addresses and/or fax numbers provided herein.

Upon termination of this Agreement, a party or the Closing Agent may deliver a form authorizing the release of Earnest Money to the other party or the parties. The party(s) shall execute such form and deliver the same to the Closing Agent. If either party fails to execute the release form, a party may make a written demand to the Closing Agent for the Earnest Money. Pursuant to RCW 64.04, Closing Agent shall deliver notice of the demand to the other party within 15 days. If the other party does not object to the demand within 20 days of Closing Agent's notice, Closing Agent shall disburse the Earnest Money to the party making the demand within 10 days of the expiration of the 20 day period. If Closing Agent timely receives an objection or an inconsistent demand from the other party, Closing Agent shall commence an interpleader action within 60 days of such objection or inconsistent demand, unless the parties provide subsequent consistent instructions to Closing Agent to disburse the earnest money or refrain from commencing an interpleader action for a specified period of time. Pursuant to RCW 4.28.080, the parties consent to service of the summons and complaint for an interpleader action by first class mail, postage prepaid at the party's usual mailing address or the address identified in this Agreement. If the Closing Agent complies with the preceding process, each party shall be deemed to have released Closing Agent from any and all claims or liability related to the disbursal of the Earnest Money. If either party fails to authorize the release of the Earnest Money to the other party when required to do so under this Agreement, that party shall be in breach of this Agreement. For the purposes of this section, the term Closing Agent includes a Selling Firm holding the Earnest Money. The parties authorize the party commencing an interpleader action to deduct up to $500.00 for the costs thereof.

c. **Condition of Title.** Unless otherwise specified in this Agreement, title to the Property shall be marketable at Closing. The following shall not cause the title to be unmarketable: rights, reservations, covenants, conditions and restrictions, presently of record and general to the area; easements and encroachments, not materially affecting the value of or unduly interfering with Buyer's reasonable use of the Property; and reserved oil and/or mining rights. Seller shall not convey or reserve any oil and/or mineral rights after mutual acceptance without Buyer's written consent. Monetary encumbrances or liens not assumed by Buyer, shall be paid or discharged by Seller on or before Closing. Title shall be conveyed by a Statutory Warranty Deed. If this Agreement is for conveyance of a buyer's interest in a Real Estate Contract, the Statutory Warranty Deed shall include a buyer's assignment of the contract sufficient to convey after acquired title. If the Property has been short platted, the Short Plat number is in the Legal Description.

d. **Title Insurance.** Seller authorizes Buyer's lender or Closing Agent, at Seller's expense, to apply for the then-current ALTA form of standard form owner's policy of title insurance from the Title Insurance Company. If Seller previously received a preliminary commitment from a Title Insurance Company that Buyer declines to use, Buyer shall pay any cancellation fees owing to the original Title Insurance Company. Otherwise, the party applying for title insurance shall pay any title cancellation fee, in the event such a fee is assessed. The Title Insurance Company shall send a copy of the preliminary commitment to Seller, Listing Broker, Buyer and Selling Broker. The preliminary commitment, and the title policy to be issued, shall contain no exceptions other than the General Exclusions and Exceptions in said standard form and Special Exceptions consistent with the Condition of Title herein provided. If title cannot be made so insurable prior to the Closing Date, then as Buyer's sole and exclusive remedy, the Earnest Money shall, unless Buyer elects to waive such defects or encumbrances, be refunded to the Buyer, less any unpaid costs described in this Agreement, and this Agreement shall thereupon be terminated. Buyer shall have no right to specific performance or damages as a consequence of Seller's inability to provide insurable title.

VACANT LAND PURCHASE AND SALE AGREEMENT
GENERAL TERMS

Continued

e. **Closing and Possession.** This sale shall be closed by the Closing Agent on the Closing Date. "Closing" means the date on which all documents are recorded and the sale proceeds are available to Seller. If the Closing Date falls on a Saturday, Sunday, legal holiday as defined in RCW 1.16.050, or day when the county recording office is closed, the Closing Agent shall close the transaction on the next day that is not a Saturday, Sunday, legal holiday, or day when the county recording office is closed. Buyer shall be entitled to possession at 9:00 p.m. on the Possession Date. Seller shall maintain the Property in its present condition, normal wear and tear excepted, until the Buyer is provided possession. Buyer reserves the right to walk through the Property within 5 days of Closing to verify that Seller has maintained the Property as required by this paragraph. Seller shall not enter into or modify existing leases or rental agreements, service contracts, or other agreements affecting the Property which have terms extending beyond Closing without first obtaining Buyer's consent, which shall not be unreasonably withheld.

f. **Section 1031 Like-Kind Exchange.** If either Buyer or Seller intends for this transaction to be a part of a Section 1031 like-kind exchange, then the other party shall cooperate in the completion of the like-kind exchange so long as the cooperating party incurs no additional liability in doing so, and so long as any expenses (including attorneys' fees and costs) incurred by the cooperating party that are related only to the exchange are paid or reimbursed to the cooperating party at or prior to Closing. Notwithstanding the Assignment paragraph of this Agreement, any party completing a Section 1031 like-kind exchange may assign this Agreement to its qualified intermediary or any entity set up for the purposes of completing a reverse exchange.

g. **Closing Costs and Prorations and Charges and Assessments.** Seller and Buyer shall each pay one-half of the escrow fee unless otherwise required by applicable FHA or VA regulations. Taxes for the current year, rent, interest, and lienable homeowner's association dues shall be prorated as of Closing. Buyer shall pay Buyer's loan costs, including credit report, appraisal charge and lender's title insurance, unless provided otherwise in this Agreement. If any payments are delinquent on encumbrances which will remain after Closing, Closing Agent is instructed to pay such delinquencies at Closing from money due, or to be paid by, Seller. Buyer shall pay for remaining fuel in the fuel tank if, prior to Closing, Seller obtains a written statement from the supplier as to the quantity and current price and provides such statement to the Closing Agent. Seller shall pay all utility charges, including unbilled charges. Unless waived in Specific Term No. 11, Seller and Buyer request the services of Closing Agent in disbursing funds necessary to satisfy unpaid utility charges in accordance with RCW 60.80 and Seller shall provide the names and addresses of all utilities providing service to the Property and having lien rights (attach NWMLS Form 22K Identification of Utilities or equivalent).

Buyer is advised to verify the existence and amount of any local improvement district, capacity or impact charges or other assessments that may be charged against the Property before or after Closing. Seller will pay such charges that are or become due on or before Closing. Charges levied before Closing, but becoming due after Closing shall be paid as agreed in Specific Term No.12.

h. **Sale Information.** Listing Broker and Selling Broker are authorized to report this Agreement (including price and all terms) to the Multiple Listing Service that published it and to its members, financing institutions, appraisers, and anyone else related to this sale. Buyer and Seller expressly authorize all Closing Agents, appraisers, title insurance companies, and others related to this Sale, to furnish the Listing Broker and/or Selling Broker, on request, any and all information and copies of documents concerning this sale.

i. **Seller Citizenship and FIRPTA.** Seller warrants that the identification of Seller's citizenship status for purposes of U.S. income taxation in Specific Term No. 13 is correct. Seller shall execute a certification (NWMLS Form 22E or equivalent) under the Foreign Investment In Real Property Tax Act ("FIRPTA") at Closing and provide the certification to the Closing Agent. If Seller is a foreign person for purposes of U.S. income taxation, and this transaction is not otherwise exempt from FIRPTA, Closing Agent is instructed to withhold and pay the required amount to the Internal Revenue Service.

j. **Notices and Delivery of Documents.** Any notice related to this Agreement (including revocations of offers or counteroffers) must be in writing. Notices to Seller must be signed by at least one Buyer and shall be deemed delivered only when the notice is received by Seller, by Listing Broker, or at the licensed office of Listing Broker. Notices to Buyer must be signed by at least one Seller and shall be deemed delivered only when the notice is received by Buyer, by Selling Broker, or at the licensed office of Selling Broker. Documents related to this Agreement, such as NWMLS Form 17C, Information on Lead-Based Paint and Lead-Based Paint Hazards, Public Offering Statement or Resale Certificate, and all other documents shall be delivered pursuant to this paragraph. Buyer and Seller must keep Selling Broker and Listing Broker advised of their whereabouts in order to receive prompt notification of receipt of a notice.

Facsimile transmission of any notice or document shall constitute delivery. E-mail transmission of any notice or document (or a direct link to such notice or document) shall constitute delivery when: (i) the e-mail is sent to both Selling Broker and Selling Firm or both Listing Broker and Listing Firm at the e-mail addresses specified on page one of this Agreement; or (ii) Selling Broker or Listing Broker provide written acknowledgment of receipt of the e-mail (an automatic e-mail reply does not constitute written acknowledgment). At the request of either party, or the Closing Agent, the parties will confirm facsimile or e-mail transmitted signatures by signing an original document.

ARC	6/15/20			[initials]	6-25-2020		
Buyer's Initials	Date	Buyer's Initials	Date	Seller's Initials	Date	Seller's Initials	Date

VACANT LAND PURCHASE AND SALE AGREEMENT
GENERAL TERMS
Continued

k. **Computation of Time.** Unless otherwise specified in this Agreement, any period of time measured in days and stated in this Agreement shall start on the day following the event commencing the period and shall expire at 9:00 p.m. of the last calendar day of the specified period of time. Except for the Possession Date, if the last day is a Saturday, Sunday or legal holiday as defined in RCW 1.16.050, the specified period of time shall expire on the next day that is not a Saturday, Sunday or legal holiday. Any specified period of 5 days or less, except for any time period relating to the Possesion Date, shall not include Saturdays, Sundays or legal holidays. If the parties agree that an event will occur on a specific calendar date, the event shall occur on that date, except for the Closing Date, which, if it falls on a Saturday, Sunday, legal holiday as defined in RCW 1.16.050, or day when the county recording office is closed, shall occur on the next day that is not a Saturday, Sunday, legal holiday, or day when the county recording office is closed. If the parties agree upon and attach a legal description after this Agreement is signed by the offeree and delivered to the offeror, then for the purposes of computing time, mutual acceptance shall be deemed to be on the date of delivery of an accepted offer or counteroffer to the offeror, rather than on the date the legal description is attached. Time is of the essence of this Agreement.

l. **Integration and Electronic Signatures.** This Agreement constitutes the entire understanding between the parties and supersedes all prior or contemporaneous understandings and representations. No modification of this Agreement shall be effective unless agreed in writing and signed by Buyer and Seller. The parties acknowledge that a signature in electronic form has the same legal effect and validity as a handwritten signature.

m. **Assignment.** Buyer may not assign this Agreement, or Buyer's rights hereunder, without Seller's prior written consent, unless the parties indicate that assignment is permitted by the addition of "and/or assigns" on the line identifying the Buyer on the first page of this Agreement.

n. **Default.** In the event Buyer fails, without legal excuse, to complete the purchase of the Property, then the following provision, as identified in Specific Term No. 7, shall apply:

   i. **Forfeiture of Earnest Money.** That portion of the Earnest Money that does not exceed five percent (5%) of the Purchase Price shall be forfeited to the Seller as the sole and exclusive remedy available to Seller for such failure.

   ii. **Seller's Election of Remedies.** Seller may, at Seller's option, (a) keep the Earnest Money as liquidated damages as the sole and exclusive remedy available to Seller for such failure, (b) bring suit against Buyer for Seller's actual damages, (c) bring suit to specifically enforce this Agreement and recover any incidental damages, or (d) pursue any other rights or remedies available at law or equity.

o. **Professional Advice and Attorneys' Fees.** Buyer and Seller are advised to seek the counsel of an attorney and a certified public accountant to review the terms of this Agreement. Buyer and Seller shall pay their own fees incurred for such review. However, if Buyer or Seller institutes suit against the other concerning this Agreement, or if the party holding the Earnest Money commences an interpleader action, the prevailing party is entitled to reasonable attorneys' fees and expenses.

p. **Offer.** This offer must be accepted by 9:00 p.m. on the Offer Expiration Date, unless sooner withdrawn. Acceptance shall not be effective until a signed copy is received by the other party, by the other party's broker, or at the licensed office of the other party's broker pursuant to General Term **j.** If this offer is not so accepted, it shall lapse and any Earnest Money shall be refunded to Buyer.

q. **Counteroffer.** Any change in the terms presented in an offer or counteroffer, other than the insertion of or change to Seller's name and Seller's warranty of citizenship status, shall be considered a counteroffer. If a party makes a counteroffer, then the other party shall have until 9:00 p.m. on the counteroffer expiration date to accept that counteroffer, unless sooner withdrawn. Acceptance shall not be effective until a signed copy is received by the other party, the other party's broker, or at the licensed office of the other party's broker pursuant to General Term **j.** If the counteroffer is not so accepted, it shall lapse and any Earnest Money shall be refunded to Buyer.

r. **Offer and Counteroffer Expiration Date.** If no expiration date is specified for an offer/counteroffer, the offer/counteroffer shall expire 2 days after the offer/counteroffer is delivered by the party making the offer/counteroffer, unless sooner withdrawn.

s. **Agency Disclosure.** Selling Firm, Selling Firm's Designated Broker, Selling Broker's Branch Manager (if any) and Selling Broker's Managing Broker (if any) represent the same party that Selling Broker represents. Listing Firm, Listing Firm's Designated Broker, Listing Broker's Branch Manager (if any), and Listing Broker's Managing Broker (if any) represent the same party that the Listing Broker represents. If Selling Broker and Listing Broker are different persons affiliated with the same Firm, then both Buyer and Seller confirm their consent to Designated Broker, Branch Manager (if any), and Managing Broker (if any) representing both parties as dual agents. If Selling Broker and Listing Broker are the same person representing both parties then both Buyer and Seller confirm their consent to that person and his/her Designated Broker, Branch Manager (if any), and Managing Broker (if any) representing both parties as dual agents. All parties acknowledge receipt of the pamphlet entitled "The Law of Real Estate Agency."

NK 6/15/20		[signature] 6-15-2020	
Buyer's Initials Date	Buyer's Initials Date	Seller's Initials Date	Seller's Initials Date

VACANT LAND PURCHASE AND SALE AGREEMENT
GENERAL TERMS
Continued

t. **Commission.** Seller and Buyer shall pay a commission in accordance with any listing or commission agreement to which they are a party. The Listing Firm's commission shall be apportioned between Listing Firm and Selling Firm as specified in the listing. Seller and Buyer hereby consent to Listing Firm or Selling Firm receiving compensation from more than one party. Seller and Buyer hereby assign to Listing Firm and Selling Firm, as applicable, a portion of their funds in escrow equal to such commission(s) and irrevocably instruct the Closing Agent to disburse the commission(s) directly to the Firm(s). In any action by Listing or Selling Firm to enforce this paragraph, the prevailing party is entitled to court costs and reasonable attorneys' fees. Seller and Buyer agree that the Firms are intended third party beneficiaries under this Agreement.

u. **Feasibility Contingency.** It is the Buyer's responsibility to verify before the Feasibility Contingency Expiration Date identified in Specific Term No.15 whether or not the Property can be platted, developed and/or built on (now or in the future) and what it will cost to do this. Buyer should not rely on any oral statements concerning this made by the Seller, Listing Broker or Selling Broker. Buyer should inquire at the city or county, and water, sewer or other special districts in which the Property is located. Buyer's inquiry should include, but not be limited to: building or development moratoriums applicable to or being considered for the Property; any special building requirements, including setbacks, height limits or restrictions on where buildings may be constructed on the Property; whether the Property is affected by a flood zone, wetlands, shorelands or other environmentally sensitive area; road, school, fire and any other growth mitigation or impact fees that must be paid; the procedure and length of time necessary to obtain plat approval and/or a building permit; sufficient water, sewer and utility and any service connection charges; and all other charges that must be paid. Buyer and Buyer's agents, representatives, consultants, architects and engineers shall have the right, from time to time during and after the feasibility contingency, to enter onto the Property and to conduct any tests or studies that Buyer may need to ascertain the condition and suitability of the Property for Buyer's intended purpose. Buyer shall restore the Property and all improvements on the Property to the same condition they were in prior to the inspection. Buyer shall be responsible for all damages resulting from any inspection of the Property performed on Buyer's behalf. If the Buyer does not give notice to the contrary on or before the Feasibility Contingency Expiration Date identified in Specific Term No. 15, it shall be conclusively deemed that Buyer is satisfied as to development and/or construction feasibility and cost. If Buyer gives notice this Agreement shall terminate and the Earnest Money shall be refunded to Buyer, less any unpaid costs.

Seller shall cooperate with Buyer in obtaining permits or other approvals Buyer may reasonably require for Buyer's intended use of the Property; provided that Seller shall not be required to incur any liability or expenses in doing so.

v. **Subdivision.** If the Property must be subdivided, Seller represents that there has been preliminary plat approval for the Property and this Agreement is conditioned on the recording of the final plat containing the Property on or before the date specified in Specific Term No. 14. If the final plat is not recorded by such date, this Agreement shall terminate and the Earnest Money shall be refunded to Buyer.

w. **Information Verification Period.** Buyer shall have 10 days after mutual acceptance to verify all information provided from Seller or Listing Firm related to the Property. This contingency shall be deemed satisfied unless Buyer gives notice identifying the materially inaccurate information within 10 days of mutual acceptance. If Buyer gives timely notice under this section, then this Agreement shall terminate and the Earnest Money shall be refunded to Buyer.

x. **Property Condition Disclaimer.** Buyer and Seller agree, that except as provided in this Agreement, all representations and information regarding the Property and the transaction are solely from the Seller or Buyer, and not from any Broker. The parties acknowledge that the Brokers are not responsible for assuring that the parties perform their obligations under this Agreement and that none of the Brokers has agreed to independently investigate or confirm any matter related to this transaction except as stated in this Agreement, or in a separate writing signed by such Broker. In addition, Brokers do not guarantee the value, quality or condition of the Property and some properties may contain building materials, including siding, roofing, ceiling, insulation, electrical, and plumbing, that have been the subject of lawsuits and/or governmental inquiry because of possible defects or health hazards. Some properties may have other defects arising after construction, such as drainage, leakage, pest, rot and mold problems. Brokers do not have the expertise to identify or assess defective products, materials, or conditions. Buyer is urged to use due diligence to inspect the Property to Buyer's satisfaction and to retain inspectors qualified to identify the presence of defective materials and evaluate the condition of the Property as there may be defects that may only be revealed by careful inspection. Buyer is advised to investigate whether there is a sufficient water supply to meet Buyer's needs. Buyer is advised to investigate the cost of insurance for the Property, including, but not limited to homeowner's, flood, earthquake, landslide, and other available coverage. Buyer acknowledges that local ordinances may restrict short term rentals of the Property. Brokers may assist the parties with locating and selecting third party service providers, such as inspectors or contractors, but Brokers cannot guarantee or be responsible for the services provided by those third parties. The parties shall exercise their own judgment and due diligence regarding third-party service providers.

Exhibit "A"

Legal Description of Property

Final Plat of 34-Unit Residential Attached Units

Bremerton, Kitsap County, WA

34-lot Final Plat

Property Identification

The subject consists of one parcel identified by the Kitsap County Assessor's Office as Parcel Number: 022401-1-102-2000

Legal Descriptions

022401-1-102-2000:
RESULTANT PARCEL E OF BOUNDARY LINE ADJUSTMENT RECORDED UNDER AUDITOR'S FILE NO. 201603300214, RECORDS OF KITSAP COUNTY, WASHINGTON, BEING A PORTION OF THE SOUTHEAST QUARTER OF THE NORTHEAST QUARTER OF SECTION 2, TOWNSHIP 24 NORTH, RANGE 1 EAST, W.M., IN KITSAP COUNTY, WASHINGTON.

Seller:
Broadmoor Commons, LLC
a Washington limited liability company

By: [signature]
Title: Manager

Purchaser:
Harbor Custom Development, Inc.
a Washington corporation

By: [signature]
Title: VP

Exhibit 2

EARNEST MONEY PROMISSORY NOTE

EARNEST MONEY PROMISSORY NOTE ("The Note")

$25,000.00 June 15, 2020

FOR VALUE RECEIVED, HARBOR CUSTOM DEVELOPMENT, INC., a Washington corporation, agrees to pay to BROADMOOR COMMONS, LLC, the sum Twenty-Five Thousand and NO/100 Dollars ($25,000.00), payable without interest upon the removal of the Contingencies and satisfaction of other conditions as per the Purchase and Sale Agreement for the 34-lot/unit final plat in the City of Port Bremerton, Kitsap County, State of Washington.

This NOTE is given as earnest money pursuant to the land Purchase and Sale Agreement of even date herewith between HARBOR CUSTOM DEVELOPMENT, INC., a Washington corporation, Buyer, and BROADMOOR COMMONDS, LLC, Seller. This note is unsecured.

After maturity, or on default, this note shall bear interest at the rate of 0% per annum until paid.

HARBOR CUSTOM DEVELOPMENT, INC.,
a Washington corporation

By: Anita Frith
~~Sterling Griffin~~ Anita Frith

Its: ~~CEO~~ Vice/President

Exhibit 1

ADDITIONAL TERMS & CONDITIONS

THIS EXHIBIT 1 is to be made a part of that VACANT LAND PURCHASE AND SALE AGREEMENT (this "Agreement") dated June 15, 2020 (the "Effective Date"), between BROADMOOR COMMONS, LLC., a Washington limited liability company, ("Seller") and HARBOR CUSTOM DEVELOPMENT, INC., a Washington corporation, ("Buyer") for the purchase of the 34-unit attached residential final approved plat in the city of Bremerton, Kitsap County, Washington and is incorporated into said Agreement and made a part thereof.

1. <u>Earnest Money</u>. Concurrently herewith, Buyer shall execute and deliver to Attorney's Title of Kitsap County, ("Escrow Agent") the attached earnest money note, **Exhibit 2**, in the amount of Twenty-Five Thousand and NO/100 Dollars ($25,000.00), (the "Earnest Money Note"). Upon Buyer's removal of all Feasibility Contingencies pursuant to Section 3 of this **Exhibit 1,** Buyer shall pay Escrow Agent the entire principal amount represented by the Earnest Money Note, hereinafter referred to as the "Earnest Money Deposit.". The proceeds of the Earnest Money Note (and any interest earned thereon for the benefit of Buyer) are hereafter referred to as the "Cash Deposit." Escrow Agent shall disburse the Earnest Money Deposit to Seller within two (2) business days following Buyer's removal of its Feasibility Contingencies pursuant to paragraph 3 of this Exhibit 1 which Seller shall reflect to Buyer as a credit for the entire Property purchased during the term of this Agreement as described herein.

2. <u>Purchase/Closing Date</u>. Buyer shall be required to close this Agreement in one single closing, "the Closing". The Closing shall include the a total of thirty-four (34) residential units included in this Agreement, within 45-days following Seller providing Buyer with a copy of the recorded final plat of the Property and following Seller's completion of all on and off-site lot/unit/plat improvements required for final plat approval of the Property, including drain field areas and as provided in Section 7 below with payment made by Buyer to Seller in the amount of $60,000.00 per lot individually or $2,040,000.00 in the aggregate. The Seller shall complete all required improvements, both on and off-site, as required herein and by all applicable governmental authorities, have received and recorded a fully approved final plat by not later than December 31, 2021 which shall be the termination date of this Agreement. In the event the Seller has not completed all required improvements and final inspections in the Property and obtained and recorded a final plat so that Buyer may immediately construct residential structures upon each and all lots contained therein without the need for further work or repairs or the posting of any bond or surety by December 31, 2021, Seller shall within two (2) days thereafter return and pay to Buyer its total Earnest Money Deposit paid as described in the Agreement and herein.

number of LoTs subject to final approval. Total Price may be adjusted based on final approved number of lots AF 6/26/20 JR

At the Closing described in this Section 2, Seller will deposit in escrow the Deed and a certificate of non-foreign status as required by Section 1445 of the Internal Revenue Code for each of the lots included in each of the Closing. At the Closing, Buyer shall deposit the purchase price as set forth in this Section 2, less the sum of $25,000.00 representing the Earnest Money Deposit provided in Section 1 above; its share of prorated items; the recording fee on the Deed; the title premium for all title upgrades and special endorsements requested by it; one-half of the escrow fee and other sums due under terms of this

Agreement. Seller shall pay the excise tax, the title insurance premium on the owner's extended title insurance coverage and one-half of the escrow fee. Seller shall pay the excise tax, the title insurance premium on the owner's extended title insurance coverage and one-half of the escrow fee. Real property taxes and assessments for the current year shall be prorated as of the date of each Closing for the lots included.

3. Buyer Contingencies. Buyer's obligation to purchase the Property is made expressly contingent (the "Feasibility Contingencies") upon Buyer completing a feasibility study and determining in Buyer's full and complete discretion that it is feasible for Buyer to purchase the Property in a manner and upon terms and conditions satisfactory to Buyer. Within two (2) days following mutual acceptance of this Agreement, Seller shall deliver to Buyer copies of all approved engineering drawings including grading plans and soil studies and compaction tests for each lot in the Property and copies of the approved engineering drawings for all on and off-site septic designs, drain fields and treatment facilities, if any, and will direct its engineer(s) of record to address any questions of Buyer regarding its purchase and proposed use of the Property. Buyer shall have ninety (90) calendar days immediately following the date of mutual acceptance of this Agreement (the "Feasibility Period") within which to give Seller written notice that these contingencies are satisfied. If Buyer fails to deliver notice to Seller in writing that all of the Feasibility Contingencies have been satisfied or waived by the end of the Feasibility Period, then: (a) this Agreement shall terminate; (b) the closing agent shall mark as "cancelled" the original earnest money promissory note described in Section 2 above and it shall be returned to Buyer; and (c) neither party shall have any further rights or obligations whatsoever arising out of or in connection with this Agreement except as otherwise specifically set forth herein. If Buyer advises Seller that the Feasibility Contingencies are satisfied, then the Earnest Money Deposit in Section 2 above shall be converted by Buyer into a Cash Deposit into escrow and it shall be disbursed by the closing agent to Seller according to the terms of this Agreement and the parties written escrow instructions upon confirmation, in writing, by Seller to Buyer that the final plat approval of the Property has been granted by applicable governmental authorities.

4. Seller's Warranties. Seller represents and warrants to Buyer that (a) it is a corporation organized and in good standing under the laws of the State of Washington with full authority to conduct business of the type(s) described by this Agreement in the State of Washington and that it is the owner of the Property and is the Seller; and, (b) delivery of the Agreement to Buyer has been duly authorized by said corporation. Seller further represents and warrants to Buyer as follows:

(a) Utilities. All utility services shall be fully operational and fully and immediately available for usage and hook up to each lot as described in this Agreement as of the Closing Date(s) thereof as set forth in Section 2 above including electricity, water, an approved septic design, drain fields and treatment facilities and telephone (hereinafter collectively the "Utilities") or the closing date(s) set forth in said Section 2 shall be automatically extended for such period(s) of time as may be required in order for Seller to provide written confirmation to Buyer as to the availability of such Utilities for immediate usage and hook up to each and all of the lots described in this Agreement. Buyer shall be responsible for all basic permit and hook-up fees assessed by applicable utility providers at the time Buyer orders utility service to the lot(s) described herein.

(b) Mechanics' Liens. No labor material or services have been furnished in, on or about the Property or any part thereof as a result of which any mechanics, laborer's or materialmen's liens or claims might arise. To the extent any such liens may exist as of the date of closing, the Closing Agent is authorized to satisfy any such sums from Seller's proceeds at Closing unless they are claimed to be in dispute by Seller in

which event the Closing Agent shall retain said amounts in escrow pending resolution of any such claims. In such event, Seller agrees to indemnify and hold Buyer fully harmless from the same.

(c) Taxes, Homeowner Association Fees & Assessments. Seller shall pay all taxes, homeowner association regular, general and special fees and assessments attributable to any period of time prior to the date of each Closing.

(d) Assumption of Liabilities. Except for those obligations expressly assumed by Buyer under the terms of this Agreement, Buyer, by virtue of the purchase of the Property, will not be required to satisfy any obligation of Seller arising prior to the Closing Date. Other than pro rations and such obligations so expressly assumed by Buyer, or any liens or other obligations with respect to the Property that result from any action or activities by or on behalf of Buyer, Seller, after the date of Closing, will pay and discharge any and all liabilities of each and every kind arising out of or by virtue of the possession, ownership or use of the Property prior to the Closing Date, and shall indemnify, defend and hold Buyer harmless there from.

(e) Compliance with Law. Seller has not received, nor is Seller aware of, any notification from any governmental authority requiring any work to be done on the Property or advising of any condition (including, without limitation, hazardous substances or wastes) that would render the Property unusable or affect the usability of the Property or any part thereof for the intended purposes of Buyer.

(f) Building & Model Home Permits. On Closing, all conditions which are required to be satisfied shall have been completed and all fees and charges except for the cost of a building permit, shall have been paid by Seller so that building permits will be available for single family attached residential buildings on the Property. Upon Buyer's waiver or removal of its Feasibility Contingencies as set forth in Section 3 above, Seller hereby consents to Buyer making application for as many model home permits as governmental authorities may grant so that Buyer may immediately commence construction of said model homes on the Closing Date. Seller shall promptly sign any documents required by permitting agencies and utilities in order to process such model home permits. In such event, Buyer shall be responsible for all costs of submitting for such model home building permits.

(g) Special Assessments, Fees and Hookup Charges. There are no special assessments, extraordinary hookup charges, LID (existing or that may be created by Seller prior to the Closing Date), or latecomer charges assessable against the Property and to the best of Seller's knowledge no such charges are presently under consideration by applicable authorities.

(h) Final Plat Improvements. At Closing, all on and off-site improvements required to be completed for the Property, (including, but not limited to drain fields and treatment facilities, if any) by all applicable governmental authorities will have been fully constructed and paid for in fully by the Seller in accordance with the plans and specifications approved by applicable governmental authorities for the approved final plat of the Property and in accordance with all applicable governmental rules and regulations as required by Kitsap County (and the City of Bremerton, if applicable) and all utility entities providing service to the Property. Prior to the Closing Date, Seller shall meet with the Buyer or Buyer's designated representative, on the Property to conduct a thorough examination and review of the Property and its condition and to note any needed damages and repair.

Final plat is subject to approved financing. [initials] AT 6/24/20

(i) <u>Warranties Regarding Finished Lots</u>. Seller represents and warrants to Buyer that the Property will be a final approved plat by the City of Bremerton and/or Kitsap County, Washington and that all improvements (on and off-site and also including drain fields and treatment facilities, if any) shall be completed in accordance with the approved engineering plans and specifications prepared by Seller at Seller's sole expense and all excess soils and other materials currently on the Property removed prior to the Closing Date.

<u>5. Inspections: Indemnity</u>. Buyer shall be permitted reasonable access to the Property during normal business hours for inspections and tests. To the extent reasonably practicable, Buyer shall give Seller's designated representative, if any, advance notice of its investigation of the Property, describing the nature of the review work to be undertaken and the estimated duration of the review. A representative of Seller shall have the right to accompany Buyer and its agents, representatives and contractors that are performing tests on or about the property in connection with such testing. Buyer covenants that it will conduct its tests and other due diligence activities in a professional manner which minimizes interference with neighboring property owners. Buyer shall provide Seller with a copy of all test documentation and reports, surveys and studies obtained by Buyer relative to the Property, as soon as reasonably practicable after such documents are received by Buyer, but any such deliveries shall be without warranty as to the accuracy or completeness of the documents delivered. Buyer shall indemnify, defend and hold Seller harmless from and against all losses, damages, liabilities, claims, fines, penalties, causes of action and expenses (collectively, "Claims") arising from or out of the presence or activities of Buyer or its agents, employees, representatives, consultants or contractors on the Property, both before and after Closing, except for Claims arising from the negligence or willful misconduct of Seller or its agents or contractors. This paragraph 8 shall survive Closing or termination of this Agreement.

<u>6. Covenants, Conditions and Restrictions.</u> Buyer acknowledges that its purchase of the Property will be subject to the Declaration of Covenants, Conditions, Restrictions, and Easement of record, as amended, (the "CC&Rs") for the Property which was or will be recorded in the offices of the Kitsap County Auditor. If now available, a copy of the CC&R's shall be delivered to Buyer for its review within five (5) days following mutual acceptance of this Agreement. Buyer agrees that all construction, landscaping and sales must be accomplished in accordance with all of the applicable provisions of the CC&Rs. Buyer may direct changes as to home sizes, finishes, materials to be used in the construction of the home and uses it so specifies for inclusion in the final approved and recorded version to be prepared by and filed of public record at the expense of Seller prior to the Closing Date.

7. <u>Completion of Final Plat Improvements.</u>

All on and off-site required work necessary to complete the Property as Finished Residential Attached Townhouse Units shall be professionally completed at the sole direction and expense of the Seller, including but not limited to drain field areas and treatment facilities, if any, and approved by all applicable governmental authorities including, but not limited to the City of Bremerton and Kitsap County, Washington which Seller agrees to install at its sole cost and expense on or before the Final Payment as set forth in Section 2 above. Seller and Buyer, may mutually agree upon a "Punch List" of items to be completed by Seller after the Closing, and for which a portion of the Purchase Price for the Closing in a reasonable amount acceptable to both Buyer and Seller and adequate to insure completion of the Finished Lots shall be held by the Title Company in escrow unless otherwise bonded, and released to Seller, subject to Buyer's approval, not to be unreasonably withheld, upon completion of such Punch List

matters by Seller. Any such Punch List agreed to by the parties shall not include items for which Seller has bonded completion.

As used herein, "Finished Lots" or "Finished Units" shall mean that Seller shall have completed the items and the improvements described herein, substantially in compliance with all conditions and requirements of the applicable governmental agency relating to the Property and Buyer's intended use of the same to construct new residential attached homes on each lot/unit included in the Property and that all such improvements have been installed and completed, in accordance with the requirements of the applicable governmental agency having jurisdiction, provided that where the applicable governmental entities allow Seller to bond completion of an improvement, and the lack of completion will not adversely affect or delay Buyer's development of, and construction of residential structures, on any of the Lots/Units, then Seller may bond the improvement and complete it on a schedule reasonably acceptable to Buyer. For purposes of this Agreement, the Plat improvements to be constructed and fully paid by Seller as required by all applicable governmental authorities and including, but not limited to:

1. Corners of all lots/units together with all Plat corners and angle points shall be staked and/or re-staked on or before Closing.

2. All power to be activated.

3. All utilities to be unconditionally 100% complete and ready for hook up, permits and use subject only to any payment of connection fees due by Buyer. Utilities are defined as drinking water, storm and sanitary approved on-site septic designs, on and/or off-site drain field(s), streetlights, telephone, and underground power for each lot/units included in this Agreement. To the extent in Seller's possession, Buyer to be provided with as-built drawings of each and Buyer to have letter from each utility stating such facts.

4. Sidewalks and required retaining walls are installed as required by all applicable jurisdictions. Seller shall complete all landscaping required of the Property as required by all applicable jurisdictions as a part of its final plat approval conditions and install wood fencing along the Property boundaries as set forth in the approved landscape plan at Seller's expense.

5. All installations of utilities, improvements as required by the "conditions of final plat approval" including, but not limited to approved septic system designs for each lot/unit, drain field areas and treatment facilities and maintenance bonds to be accepted by local governments. Seller shall post any and all bonds required by applicable governmental agencies regarding the completion and maintenance of all lot improvements included in the Property. Upon expiration of all periods applicable to maintenance and/or performance bonds posted by Seller, Seller shall assign to Buyer all guarantees, warranties and other assurances received by Seller with respect to completion and on-going maintenance of all lot/unit improvements to the extent any exist at that time. Seller shall further be responsible to obtain the release of any and all bonds, including maintenance bonds, from all governmental agencies.

6. Seller shall assure and complete maintenance of the on and off-site plat/unit improvements within the warranty period, if any, required by the terms of any maintenance bond required to be given to any governmental agency including drain field and treatment facilities, if any. Seller may have any and all bonds released as Seller, in its sole discretion, determines.

7. Once all Property repairs/replacements have been completed to its satisfaction, Buyer shall maintain and insure the continued operation, at its cost, during the term of this agreement except such expenses as may otherwise be paid by any applicable homeowner's association including all street lighting and perimeter fencing, as well as common area and park/community drain field/treatment facilities and lawn maintenance including mowing, weeding, irrigation and fertilization. Mailboxes shall be installed on the Property in locations designated and approved by the U.S. Postal Service at Seller's expense. Seller shall provide keys for the mailbox attributable to each lot(s) purchased as described in Section 3 of the Agreement attached hereto.

8. Seller shall pay all moneys owed to contractors, subcontractors, materialmen, suppliers, engineers, architects and any cost or expense arising out of the completion of the Property including on and off-site improvements prior to the Closing Date and Seller shall have by the Closing Date provided evidence satisfactory to Buyer that the Property shall be free from any lien or potential claim of lien. That the Title Company is prepared to issue the Title Policy shall constitute evidence acceptable to Buyer.

9. In the event lot/unit lines are adjusted after the recording of the final plat, the easements shall move with the adjusted lot/unit lines. Maintenance of all private drainage easements for the Property (on and off-site) shall be the responsibility of all lots/units deriving benefit from said easement. No structures other than fences shall be constructed within these easements.

10. Final plat of Property is recorded including thirty-four residential building townhouse lots/units in the sizes and location proposed by Seller and approved by Buyer.

11. Buyer agrees to assume responsibility for all storm drainage permits and file all required construction storm water compliance inspection reports as of, and for all periods arising on and after the Initial Closing date.

12. All water boxes to be installed and paid for. Water meters and customary connection charges payable to the applicable utility purveyor shall be the responsibility of Buyer.

13. Water, power, storm drain, and cable/telephone to be located with a stake or obvious means of location on each lot/unit.

14. The finished grade of each lot/unit shall be as is on the date of closing and accepted by Buyer at closing and Seller shall remove all excess soil and materials now on portions of the

Property. Seller shall insure that lots/units are level and will not require the Buyer to export materials prior to the construction of home by Buyer on any lot within the Property.

8. Notices. All notices required hereunder shall be in writing and shall be sent or delivered to the parties hereto at their addresses herein set forth, or at such other address as a party shall from time to time advise in writing, by personal service, public or private courier service, facsimile or by U.S. certified mail, return receipt requested, and shall be effective on the earlier of: (i) receipt or refusal by the addressee; or (ii) three (3) days after mailing.

To Seller at:

BROADMOOR COMMONS, LLC
c/o Mr. Jeff Reed, Manager
3412 117th Ave NW,
Gig Harbor, Washington 98335
Telephone: (253) 820-8771
Facsimile: ( )
Email: Smei5@comcast.net

To Buyer at:

HARBOR CUSTOM DEVELOPMENT, INC.
Attn: Mr. Sterling Griffin
11505 Burnham Drive, Suite 301,
Gig Harbor, WA 98332
Telephone: (253) 649-0636
Facsimile: (253) 313-5232
Email: sgriffin@harborcustomdev.com

9. Real Estate Agency. Seller and Buyer each represents and warrants to the other that neither has engaged the services of any real estate broker, agent, finder or any other person or entity in conjunction with the transactions contemplated by this Agreement, other than Jim Selden and John L. Scott, Inc./Kent North, who are representing the Buyer exclusively and no commissions shall be due, owing or payable as a result of this Agreement.

SELLER:
BROADMOOR COMMONS, LLC

By: [signature]
Jeff Reed, Manager

6-25-2020

BUYER:
HARBOR CUSTOM DEVELOPMENT, INC.

By: Anita Frith, VP
~~Sterling Griffin, President~~
Anita Frith, Vice President